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                     REJECTED ACCOUNTS MONITORING AGREEMENT

     THIS MONITORING AGREEMENT, dated as of March 28, 1996, is entered into between Masada Security, Inc., a Delaware corporation ("Masada"), and Harvey Sender, as Trustee for the bankruptcy estates of InterCap Funds Joint Venture, a Colorado general partnership ("Venture"), Security Data Group of California, Inc., a California corporation ("SDG"), IMIF IV-C Service Corp., a Colorado corporation ("Service") (the bankruptcy estates of Venture, SDG, and Service are collectively referred to as "Seller").

                                    Recitals

     A. Masada purchased certain security alarm accounts from Seller pursuant to that certain Asset Purchase and Sale Agreement, dated on or about March 27, 1996 (the "Purchase Agreement").

     B. Section 1.8 of the Purchase Agreement provides that certain nonperforming security alarm accounts described in Exhibit A attached hereto (the "Alarm Accounts") shall be reconveyed by Masada to Seller.

     C. Seller desires that Masada furnish certain monitoring services for Seller in accordance with the terms of this Agreement.

     THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Appointment of Masada. Seller hereby appoints and authorizes Masada, and Masada hereby accepts such appointment, to perform Monitoring Services (as hereinafter defined) for and in connection with the Alarm Accounts upon the terms and conditions set forth herein.

     2. Consideration. Masada is agreeing to perform its obligations hereunder in consideration of a flat fee of $5.00 for each Alarm Account for each thirty (30) day period, which amount is subject to proration based upon the actual number of days that Monitoring Services are provided.

     3. Maintenance of Facilities. Masada shall use all reasonable and necessary efforts, consistent with its past custom and practice, to (a) use and maintain its present Birmingham, Alabama monitoring facilities (the "Facilities") in conformity and compliance with this Agreement and all applicable governmental laws, ordinances, regulations and rules; and, (b) pay for and continue in full force and effect all necessary federal, state and city licenses, permits, certificates and other authorizations of any kind required for the use and operation of the Facilities and/or the performance of its obligations hereunder.

     4. Ownership of Contracts and Accounts. Notwithstanding the authority conferred by Seller on Masada under this Agreement, from and after the reconveyance of the Alarm Accounts from Masada to Seller, Seller shall continue to own the Alarm Accounts and the related contracts, including the proceeds thereof.


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     5.       Relationship of Seller and Masada.  The relationship of Seller and
Masada is one of principal and independent contractor, respectively; neither Seller nor its personnel, agents, employees, officers or directors shall be deemed employees or agents of Masada and neither Masada nor its personnel, agents, employees, officers or directors shall be deemed employees or agents of Seller. Masada shall hire and employ, in its sole discretion and at its sole expense, all personnel (including independent contractors) reasonably necessary for the proper performance of its duties under this Agreement.

     6. Scope of Masada's Limited Authority. Except as specifically set forth in this Agreement, Masada shall have no right or authority to incur any liability, debt or obligation of any kind, in the name of, on behalf of, or as agent for Seller, or to make any commitment of any kind or in any manner in the name of, on behalf of, or as agent for Seller.

     7. Notices. Any notice or other communication hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by an overnight courier service with guaranteed next day delivery, (iii) sent by telecopy, or
(iv) mailed by certified mail, postage prepaid, return receipt requested, and addressed as follows:


   IF TO MASADA AT:                        WITH COPY TO:

   Masada Security, Inc.                   Burr & Forman
   950 22nd Street North, Suite 800        420 North 20th Street, Suite 3100
   Birmingham, Alabama  35203              Birmingham, Alabama  35203
   Attention:  Mr. Terry W. Johnson        Attention:  W. Lee Thuston, Esq.
   FACSIMILE:  1-800-531-3293              FACSIMILE:  (205) 458-5100

   IF TO SELLER AT:                        WITH COPY TO:

   Harvey Sender, Trustee                  Holland & Hart LLP
   Katch, Sender & Wasserman, P.C.         555 17th Street, Suite 3200
   1999 Broadway, Suite 2305               Denver, Colorado 80202-3979
   Denver, Colorado 80202                  Attn: Mary Ellen Scanlan, Esq.
   FACSIMILE: (303) 296-7600               FACSIMILE: (303) 295-8261


or to such other address as may have been furnished to the party giving notice by the party to whom notice is to be given. Notice shall be deemed given upon the earlier of (i) three days after deposit in the U.S. Mail by certified mail, or (ii) actual receipt thereof.

     8. Term. This Agreement shall be effective as of the date hereof and shall continue for a period of three (3) thirty (30) day periods unless sooner terminated as provided in Paragraph 12 hereof (the "Term"), at which time this Agreement shall terminate in its entirety (other than Paragraph 13 through 18, inclusive, which shall survive any such termination).

     9. Non-Interference. Masada, its agents, employees and affiliates shall not in any manner, directly or indirectly, interfere with Seller's business or take any other action that is designed, intended, or might reasonably be anticipated to have the effect of adversely affecting Seller's interest in any of the


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Alarm Accounts or the related contracts or discourage the Alarm Account customers from maintaining the same business relationships with Seller after the termination of this Agreement as were maintained with Seller prior to the termination of this Agreement.

     10.      Insurance.

              Masada warrants and represents to Seller that as of the date of this Agreement it has the benefits of and shall maintain in full force and effect during the Term of this Agreement (i) public liability insurance coverage in an amount equal to at least $1,000,000 per occurrence; (ii) errors and omissions insurance coverage in an amount equal to at least $1,000,000; and
(iii) one or more insurance policies covering the Facilities and including workmen's compensation, public liability, property damage and fire and casualty insurance and such insurance coverage shall remain in full force and effect during the Term of this Agreement. In the event that during the term of this Agreement any such insurance is canceled or notice of possible cancellation thereof is given to Masada or its representatives, Masada shall promptly notify Seller thereof.

     11. Monitoring Services. Except as otherwise indicated herein, for purposes of this Agreement, the term "Monitoring Services" shall mean and include, without limitation: (i) at all times promptly and diligently performing Seller's obligations under the contracts to provide monitoring services; and
(ii) responding promptly to all alarms and calls generated by equipment installed or operated pursuant to any of the contracts; transmitting notification of alarms promptly to the police, fire or other appropriate authorities and/or person or persons whose name and telephone numbers are set forth in instructions received by Masada from time to time (unless there is reason to reasonably believe that an emergency condition does not exist); responding to incoming calls from Alarm Account customers to cancel alarms; recording updates to the monitoring databases, maintaining hard copies of customer information; coordinating subscriber system testing and providing opening and closing reports to the extent required.

     12. Termination. This Agreement shall terminate upon the earliest to occur of any of the following:

              (a)    Upon the mutual consent in writing of the parties;

              (b) At the election of Seller, in its sole and absolute discretion, upon five (5) days advance written notice to Masada; or

              (c) Termination of this Agreement as provided in Paragraph 8 hereof.

     13.      Covenants.

              (a) In the event this Agreement is terminated for any reason, Masada shall cause all information relating to the Alarm Accounts to be delivered forthwith to Seller, in electronically readable format on magnetic tape.

              (b) Masada shall permit Seller, or its duly designated representative, upon reasonable notice, the right during normal business hours to review Masada's records regarding the Alarm Accounts from time to time, for the purpose of determining the status of the Alarm Account customers.


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              (c)    From time to time, upon the written request of Seller,
Masada shall deliver to Seller such additional information as it may reasonably request to be informed of the status of the Alarm Account customers and the adequacy of the services being provided by Masada hereunder.

              (d) At least once each day, Masada shall record (back up) all Alarm Account customer data and monitoring information pertaining to all contracts and Alarm Accounts subject to the terms of this Agreement, in electronically readable format on magnetic tape.

     14. Attorneys Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, the construction thereof, or breach thereof, shall be settled by the arbitration provisions as set forth in Article 10 of the Purchase Agreement.

     16. No Third-Party Beneficiary. This Agreement is made and entered into by the parties for their sole purpose and benefit. There is no third-party beneficiary to this Agreement, and nothing contained herein shall be deemed, directly or indirectly, expressly or impliedly, to create any third-party beneficiary to this Agreement.

     17. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party.

     18.      General Provisions.

              (a) This Agreement may not be amended nor may any provision of this Agreement be waived, unless such amendment or waiver is set forth in writing and executed by the party to be bound thereby. This Agreement embodies the entire understanding and agreement of the parties with regard to the subject matter hereof, and supersedes any and all negotiations, understandings or agreements with respect thereto; provided, however, that the Purchase Agreement remains in full force and effect except as expressly modified by the terms of this Agreement;

              (b) No prior course of dealing between or among any persons having any interest in this Agreement and no course of performance of this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement;

              (c) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of


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such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement;

              (d) This Agreement was collectively prepared by each of the parties hereto. No ambiguity with respect to any provision of this Agreement shall be construed against any party, and no provision of this Agreement shall be interpreted against any party, because such party or its legal representation may have drafted such provision; and

              (e) The laws of the State of Colorado, without regard to any conflict of laws provisions thereof, shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                   MASADA SECURITY, INC.


                                   By: /s/ Charles F. Armstrong
                                      -----------------------------------
                                   Its: Vice President
                                      -----------------------------------



                                    /s/ Harvey Sender
                                    --------------------------------------
                                    HARVEY SENDER, AS TRUSTEE for the
                                    Bankruptcy Estates of (i) InterCap Funds
                                    Joint Venture, (ii) Security Data Group of
                                    California, Inc. and (iii) IMIF IV-C
                                    Service Corp.




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